EXECUTION COPY

                    ADVANCED SEMICONDUCTOR ENGINEERING, INC.
                               26 Chin Third Road
                         Nantze Export Processing Zone,
                                Nantze Kaohsiung,
                            Taiwan, Republic of China

                             As of February 1, 2001

Citibank, N.A. - ADR Department
111 Wall Street
New York, New York  10043

            Exchange of Rule 144A GDSs (CUSIP #00756 M 107) for ADSs (CUSIP # 00756 M 404)

Ladies and Gentlemen:

            Reference is made to (i) the Amended and Restated Deposit Agreement, dated as of September 29, 2000 (the "Deposit Agreement"), by and among Advanced Semiconductor Engineering, Inc., a company incorporated under the laws of the Republic of China (the "Company"), Citibank, N.A., a national banking association organized under the laws of the United States of America ("Citibank"), acting in its capacity as ADR Depositary (Citibank acting in such capacity, the "Depositary"), and all Holders and Beneficial Owners of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") issued thereunder, and (ii) the Deposit Agreement, dated as of July 13, 1995, as amended by Amendment No. 1 to Deposit Agreement, dated November 30, 1998 (the Deposit Agreement as so amended, the "GDS Deposit Agreement"), by and between the Company, Citibank, as GDS Depositary (Citibank acting in such capacity, the "GDS Depositary"), and (x) all Holders and Beneficial Owners of Rule 144A Global Depositary Shares, on the one hand, and (y) the Holders and Beneficial Owners of International Global Depositary Shares, on the other hand. All capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

            The Company hereby irrevocably instructs the GDS Depositary to terminate the Rule 144A depositary receipts facility (the "Rule 144A Depositary Receipts Facility") established and currently existing pursuant to the GDS Deposit Agreement for the Rule 144A Global Depositary Shares bearing CUSIP # 00756 M 107 (such Rule 144A Global Depositary Shares, the "Rule 144A GDSs") upon the terms of Paragraph 27 of the Provisions of the Global Depositary Receipts attached as Annex A to the GDS Deposit Agreement and to refuse any deposits of Shares thereunder. As contemplated in the Deposit Agreement and notwithstanding the terms of the GDS Deposit Agreement, the Company requests that Citibank, in its capacity as Depositary and as GDS Depositary, establish procedures upon the terms and conditions set forth herein to enable holders and beneficial owners of

Rule 144A GDSs, who have not prior to the date hereof exchanged their Rule 144A GDSs in exchange for ADSs pursuant to the Company's registered exchange offer (pursuant to the Exchange Offer Prospectus filed with the Securities and Exchange Commission under cover of Registration Statement on Form F-4, Reg. No. 333-44636), to surrender such Rule 144A GDSs at any time prior to March 30, 2001 in exchange for ADSs issued under the terms of the Deposit Agreement. The purpose and intent of this letter agreement is to supplement the Deposit Agreement for the sole purpose of accommodating the surrender of the Rule 144A GDSs, the issuance of ADSs, and the delivery of ADRs in the context of the termination (the "Termination") of the Rule 144A Depositary Receipts Facility.

            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree as follows:

            1. Depositary Procedures. Citibank, in its capacity as Depositary and GDS Depositary, agrees, upon the instructions of the Company contained herein, to establish all necessary procedures to enable the surrender of Rule 144A GDSs to the GDS Depositary in connection with the Termination in order to enable the issuance by the Depositary of ADSs to the persons surrendering the Rule 144A GDSs upon the terms described herein.

            In order to effectuate the foregoing, the Company hereby instructs
(i) Citibank, in its capacity as Depositary and as GDS Depositary, to distribute on or after February 2, 2001 to participants in DTC who hold Rule 144A GDSs in their DTC accounts, a Notice of Termination of Rule 144A GDR Facility substantially in the form of the draft thereof attached hereto as Exhibit A,
(ii) the GDS Depositary (a) to accept Rule 144A GDSs validly surrendered to it for purposes of receiving ADSs until March 30, 2001, and (b) to cancel such Rule 144A GDSs and to deliver the Shares represented by such Rule 144A GDSs into the custodial account established by the Depositary to accept Shares under the terms of the ADR facility established pursuant to the Deposit Agreement, in each case only upon the timely receipt of the applicable duly completed and signed Exchange Certification substantially in the form of the draft thereof attached as Exhibit B (the "Exchange Certification"), and (iii) the Depositary to issue in the name of, and deliver to, the persons who (a) validly surrendered Rule 144A GDSs to the GDS Depositary, and (b) timely delivered to the GDS Depositary the applicable duly completed and signed Exchange Certification, ADSs, that represent the number of Shares transferred on behalf of such persons from the custodial account of the Rule 144A Depositary Receipts Facility to the custodial account containing the Shares accepted for deposit in respect of the ADR Facility under the terms of the Deposit Agreement.

            2. Company Assistance. The Company agrees to (i) assist the Depositary in the establishment of the procedures described above and the issuance of such ADSs, and (ii) take all commercially reasonable steps necessary and reasonably satisfactory to the Depositary to ensure that such procedures and the issuance of such ADSs do not violate the provisions of the Securities Act, the Exchange Act or any other applicable U.S. laws. In furtherance of the foregoing, the Company shall cause its U.S. counsel to deliver an opinion addressed to the Depositary stating, inter alia, that (i) all Shares represented by Rule 144A GDSs presented to the GDS Depositary in accordance with the tems hereof may be transferred by the holders of such Rule 144A GDSs without the need for registration under the Securities Act, (ii) ADSs delivered by the Depositary under the terms hereof and the Shares represented thereby may be transferred pursuant to Rule 144(k) of the Securities Act by the holders of Rule 144A GDSs surrendered to the GDS Depositary under the terms hereof; and (iii) the Shares received for deposit pursuant to the terms hereof and the ADSs issued in respect thereof will not be deemed "restricted securities" (as defined in Rule 144 under the Securities Act) provided they are not held by the Company or any of its Affiliates.


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

            3. Representations, Warranties and Agreements of the Company. The Company hereby represents and warrants to the Depositary that (a) neither it nor any of its Affiliates (as defined in the Deposit Agreement and hereinafter used as so defined) has at any time in the two-year period preceding the date hereof deposited, or will at any time hereafter deposit, any Shares into (x) the Rule 144A Depositary Receipts Facility, except for deposits by the Company of Shares in connection with the distribution of Share dividends, (b) neither it nor any of its Affiliates currently owns, or has at any time in the two-year period preceding the date hereof owned, any Rule 144A GDSs; (c) neither it nor any entity controlled by it will at any time after the date hereof purchase or otherwise beneficially own or acquire, directly or indirectly, any Rule 144A GDSs; and (d) upon reasonable inquiry (with the assistance of its U.S. counsel) into the facts and circumstances surrounding the Rule 144A Depositary Receipts Facility, it believes that the resale and transfer restrictions applicable to the Rule 144A GDSs will not be needed after the date hereof. For the purpose of this letter agreement "control" means the possession, direct or indirect, of the power to direct or cause the direction of mangement and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

            4. Indemnity. The Company agrees to indemnify and hold harmless (i) the Depositary, the Custodian and their respective officers, directors, employees, agents and Affiliates, and (ii) the GDS Depositary, the custodian appointed under the GDS Deposit Agreement and their respective officers, directors and employees for any liability, loss, expense (including without limitation, the reasonable fees and expenses of counsel) incurred as a result of, or in connection with, (x) the acceptance and cancellation of Rule 144A GDSs, as applicable, the acceptance of Shares for deposit, the issuance of ADSs and the delivery of ADRs, in each case upon the terms set forth herein, except to the extent of their own gross negligence or willful misconduct in performing such acts or omitting to perform such acts, (y) any other acts performed or omitted by the GDS Depositary or the Depositary as contemplated by this letter agreement, except to the extent of their own gross negligence or willful misconduct in performing such acts or omitting to perform such acts, or (z) its reliance on any information contained herein or acting upon any instructions set forth in or contemplated in this letter agreement.

            This letter agreement shall be interpreted under, and all rights hereunder shall be governed by, the laws of the State of New York without regard to the principles of conflicts of law thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

            The Company and the Citibank have caused this letter agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

                                                 ADVANCED SEMICONDUCTOR
                                                 ENGINEERING, INC.


                                                 By: /s/ Jason C.S. Chang
                                                     ---------------------------
                                                     Name:  Jason C.S. Chang
                                                     Title: Chairman
                                                     Date:  February 1, 2001

CITIBANK, N.A.,
  as Depositary and GDS Depositary


By: /s/ Jean-Claude Lanza
    ------------------------------
    Name:  Jean-Claude Lanza
    Title: Vice President
    Date:  February 1, 2001

EXHIBITS

A        Notice of Termination

B        Exchange Certification


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

                                    EXHIBIT A

                                       to

                 Letter Agreement, dated as of February 1, 2001,
                                 by and between
   Advanced Semiconductor Engineering, Inc. and Citibank, N.A., as Depositary
                               and GDS Depositary

                  ____________________________________________

                              NOTICE OF TERMINATION
                  ____________________________________________

Please refer to the form of Notice of Termination attached hereto.


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

                 NOTICE OF TERMINATION OF RULE 144A GDR FACILITY

TO THE HOLDERS AND BENEFICIAL OWNERS OF
RULE 144A GLOBAL DEPOSITARY RECEIPTS ("GDRs")
EVIDENCING RULE 144A GLOBAL DEPOSITARY SHARES ("GDSs")
REPRESENTING THE DEPOSITED SECURITIES.

--------------------------------------------------------------------------------
COMPANY:                  Advanced Semiconductor Engineering, Inc.("ASE")
--------------------------------------------------------------------------------
DEPOSITARY:               CITIBANK, N.A.
--------------------------------------------------------------------------------
DEPOSIT AGREEMENT:        Deposit Agreement, dated as of July 13, 1995, as
                          amended by Amendment No. 1 to Deposit Agreement, dated
                          as of November 30, 1998, by and between the Company
                          and the Depositary and all Holders and Beneficial
                          Owners of Rule 144A GDRs evidencing Rule 144A GDSs
                          issued thereunder.  Capitalized terms used but not
                          otherwise defined herein shall have the meaning given
                          to such terms in the Deposit Agreement.
--------------------------------------------------------------------------------
DEPOSITED SECURITIES:     Shares of Common Stock of ASE.
--------------------------------------------------------------------------------
GDS CUSIP NO.:            00756 M 107
--------------------------------------------------------------------------------
GDS RATIO:                One (1) Rule 144A GDS:  Five (5) Shares of Common
                          Stock.
--------------------------------------------------------------------------------
TERMINATION DATE:         March 30, 2001.
--------------------------------------------------------------------------------

            ASE has directed the Depositary to terminate the Deposit Agreement for the Rule 144A GDR Facility. In accordance with the terms of the Deposit Agreement, the Deposit Agreement will terminate as of the Termination Date. Holders and Beneficial Owners of Rule 144A GDSs are requested to arrange for the surrender of their Rule 144A GDSs and the withdrawal of Deposited Securities. Please note that, as contemplated in the Deposit Agreement, Holders and Beneficial Owners presenting Rule 144A GDSs for cancellation and withdrawal of Deposited Securities will be required by the Depositary to complete and sign a certification and agreement upon the terms set forth in the Deposit Agreement.

            As provided in the Deposit Agreement, if any Rule 144A GDSs remain outstanding after the Termination Date, the Depositary shall discontinue the registration of transfer of the Rule 144A GDRs, shall suspend the distribution of dividends to the Holders of the Rule 144A GDSs, shall not accept any deposits of shares (and shall instruct the custodian for the Deposited Securities accordingly) and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to the Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement and shall continue to deliver Deposited Securities (in all cases without liability for taxes and after deduction of expenses).

            ASE and Citibank, N.A. have, pursuant to an Amended and Restated Deposit Agreement, dated as of September 29, 2000 (the "New Deposit Agreement"), established a new Depositary Receipts facility for American Depositary Shares listed on the New York Stock Exchange (CUSIP 00756 M 404). At ASE's request and direction, the Depositary has agreed to make available a means for holders of Rule 144A GDSs (CUSIP 00756 M 107) who have not previously tendered their Rule 144A GDSs in the Company's exchange offer to surrender such Rule 144A GDSs to the Depositary prior to March 30, 2001 and to receive in return American Depositary Shares issued under the terms of the New Deposit Agreement. A draft of the New Deposit Agreement has been filed with the Securities and Exchange Commission under cover of a Registration Statement on Form F-6 (Reg. No. 333-12468).

            If you wish to receive American Depositary Shares upon the terms described above, you will need to deliver (i) your Rule 144A GDSs and (ii) a completed and signed Exchange Certification to the Depositary in each case prior to March 30, 2001. A copy of the Exchange Certification is enclosed.

            Please further note that, as provided in Paragraph 27 of the Provisions of the Global Depositary Receipts attached as Exhibit A to the Deposit Agreement, after October 1, 2001, the Depositary may, and intends to, sell the Deposited Securities held by or for the Depositary and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Holders of the Rule 144A GDSs not theretofore surrendered. After such sale, the Depositary shall be discharged from all obligations to Holders and Beneficial Owners of Rule 144A GDSs under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the fees of the Depositary for the surrender of Rule 144A GDSs, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments).

            If you have any questions about the above termination, please call Citibank, N.A. at 1-877-CITI-ADR (1-877-248-4237).

                                               Citibank, N.A., as GDR Depositary

February 2, 2001

                                    EXHIBIT B

                                       To

                 Letter Agreement, dated as of February 1, 2001,
                                 by and between
   Advanced Semiconductor Engineering, Inc. and Citibank, N.A., as Depositary

                               and GDS Depositary

                  ____________________________________________

                             EXCHANGE CERTIFICATION
                  ____________________________________________

Please refer to the form of Exchange Certification attached hereto.

                             EXCHANGE CERTIFICATION

Citibank, N.A. - ADR Department
111 Wall Street
New York, New York  10043

                    Advanced Semiconductor Engineering, Inc.

            Reference is hereby made to the Notice of Termination of Rule 144A GDR Facility, dated February 2, 2001 (the "Notice of Termination"), pursuant to which Citibank, N.A., as Rule 144A GDR Depositary, informed the Holders and Beneficial Owners of Rule 144A GDRs evidencing Rule 144A GDSs, CUSIP #00756 M 107 (the "Rule 144A GDSs"), that Advanced Semiconductor Engineering, Inc. (the "Company") has instructed it to terminate the Depositary Receipts facility for the Rule 144A GDSs created pursuant to the terms of the Deposit Agreement, dated as of July 13, 1995, as amended (the "Deposit Agreement"). All capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

            As noted in the Notice of Termination, the Company and Citibank, N.A. have entered into an Amended and Restated Deposit Agreement, dated as of September 29, 2000 (the "New Deposit Agreement") pursuant to the terms of which a new Depositary Receipts facility has been created, the American Depositary Shares of which are listed for trading on The New York Stock Exchange, Inc.

            1. We are hereby surrendering Rule 144A GDSs (CUSIP #00756 M 107) to the Rule 144A GDR Depositary in order to receive American Depositary Shares ("ADSs") issued under the terms of the New Deposit Agreement (CUSIP # 00756 M
404).

            2. We certify for the benefit of the Company and Citibank, N.A.
that:

                  a. We are the beneficial owners of the Rule 144A GDSs being surrendered and will be the beneficial owners of the ADSs that are to be delivered to us; and

                  b. The Rule 144A GDSs are being surrendered to the Depositary free and clear of any liens, encumbrances, security interests, charges, mortgages or adverse claims and such Rule 144A GDSs have not been stripped of any rights or entitlements; and

                  c. We are not, as of the date hereof, an "Affiliate" (as such term is defined in Regulation C of the Securities Act and hereinafter used as so defined) of the Company and we have not been an Affiliate of the Company at any time during the three months preceding the date hereof; and


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

                  d. We are either (i) a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act), or (ii) a person other than a "U.S. person" located outside the United States (within the meaning of Regulation S under the Securities Act); and

                  e. We have not purchased the Rule 144A GDSs from the Company or, to the best of our knowledge, from any Affiliate of the Company in the two-year period immediately preceding the date hereof except for Rule 144A GDSs received as part of a stock dividend; and

                  f. We are not aware of any facts or circumstances that would prohibit our free transfer of the ADSs to be delivered to us or of the Shares represented thereby; and

            3. We agree to indemnify and hold harmless Citibank, N.A., the Company and their respective officers, directors, employees, agents and Affiliates for any liability, loss or expense they may incur (including, without limitation, reasonable fees and expenses of counsel) as a result of any inaccuracy of any information or of any certification provided by us herein, or as a result of our breach of any agreement or undertaking herein or in the Deposit Agreement.

Number of Rule 144A GDSs being delivered:_______________________________
                                              (CUSIP #00756 M 107)

DTC Transaction Code: ___________________

Name of Beneficial Owner:________________

By:______________________________________

Name:____________________________________

Title:___________________________________

Address:_________________________________

        _________________________________

Daytime Telephone Number:________________

Taxpayer ID #:___________________________

Date:____________________________________


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